UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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FORM S-1/A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lemont Inc (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

6200 (Primary Standard Industrial Classification Code Number)

47-1601344 (I.R.S. Employer Identification Number)

Address:135-50 Roosevelt Ave., 308, Flushing, NY11354 Tel: 646-508-6285 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Name:Wanjun Xie Address:135-50 Roosevelt Ave., 308, Flushing, NY11354 Tel: 646-508-6285 (Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after this Registration Statement becomes effective. (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer [ ]                                                     Accelerated filer [ ]

Non-accelerated filer [ X ] (Do not check if a smaller reporting company)       Smaller reporting company [ ]

Content of Amendment

Financial Statement

The Situations for Unaudited the Financial Statement are Reported to U.S Securities & Exchange Commissions

8. The Corporation amends its business, and the Corporation isn't an investment company, at same time, the Corporation offers its public offerings' securities which do not exceed $5 million in any 12-month period, so the Corporation accords the Regulation A exemption. Accordance the Regulation A exemption, the financial statements don't need to be audited.

Signature

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Queens, State of New York, on January 26, 2015.

Registrant: Lemont Inc

/S/ Wanjun Xie
President
(Chief Executive Officer)
Date:January 26, 2015

/S/ Wanjun Xie
President
(Principal Financial Officer)
Date:January 26, 2015

/S/ Wanjun Xie
President
(Principal Accounting Officer)
Date:January 26, 2015

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